Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of

First Mortgage Bonds, 1.875% Series due 2016
(144A CUSIP: 240019 BR9; Reg S CUSIP: U23926 AA3)

of

The Dayton Power and Light Company

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) First Mortgage Bonds, 1.875% Series due 2016 (the "Old Bonds") are not immediately available, (ii) Old Bonds and the Letter of Transmittal cannot be delivered to The Bank of New York Mellon (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Exchange Agent. See "The Exchange Offer – Guaranteed Delivery Procedures" in the Prospectus dated                  , 2014 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of The Dayton Power and Light Company, an Ohio Corporation (the "Company").

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon

By Mail, Overnight Courier or by Hand:	By Facsimile Transmission (for Eligible Institutions only):
The Bank of New York Mellon	The Bank of New York Mellon
111 Sanders Creek Parkway East Syracuse, New York 13057 Attention: Corporate Trust - Reorg Adam DeCapio	(732) 667-9408 Confirmation by Telephone: (315) 414-3360

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Bonds, in proper form for transfer, or confirmation of the book-entry transfer of such Old Bonds to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Old Bonds tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: ________________________________________	_____________________________________________
(Authorized Signature)
Address: _____________________________________	Title: ________________________________________
_____________________________________________	Name: _______________________________________
(Zip Code)	(Please type or print)
Area Code and Telephone Number:	Date: ________________________________________
_____________________________________________

NOTE: DO NOT SEND OLD BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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